Exhibit 99.2

ADVISOR GROUP ANNOUNCES COMPLETION OF MERGER WITH LADENBURG THALMANN FINANCIAL SERVICES TO CREATE INDUSTRY’S LARGEST NETWORK OF WEALTH MANAGEMENT FIRMS

Transaction Expands Advisor Group’s Industry Leadership, with Approximately 11,300 Affiliated Financial Advisors and Over $450 Billion in Client Assets

Company Reaffirms Commitment to Multi-Brand Network Model Delivering Benefits of Both Scale and Personalized Service to Financial Advisors

PHOENIX, Feb. 14, 2020 – Advisor Group, the nation’s largest network of independent wealth management firms, today announced the successful completion of its merger agreement with Ladenburg Thalmann Financial Services Inc., a diversified financial services company based in Miami that includes five independent advisory and brokerage firms.

The closing of this transaction augments Advisor Group’s industry leadership, with the expanded company encompassing about 11,300 financial advisors and over $450 billion in client assets. Advisor Group is committed to a multi-brand network model that delivers the advantages of industry-leading scale and resources through familiar relationship managers, a unique sense of community and a personalized approach to service, which will further empower advisors to do their best for their clients.

Jamie Price, CEO and President of Advisor Group, commented, “The closing is a testament to the strength of both companies’ management teams, the quality and early engagement of our advisor communities and the overwhelmingly positive response from ratings agencies and our investors. We have a shared excitement for creating an industry leader that offers a truly unique combination of resources, flexibility and personalized service. We are thrilled to embark upon a new stage of growth and success for the advisors we support, and we offer the advisors who have joined us from Ladenburg a very warm welcome to the Advisor Group community of firms. For both our new and longstanding advisors, we look forward to continuing to demonstrate that we are in their corner, now and in the future.”

Richard Lampen, CEO, President and Chairman of Ladenburg, said, “We are thrilled to complete this transformational merger with Advisor Group, a company with complementary strengths and a shared vision for the future. We believe the transaction will help our financial advisors accelerate the growth of their businesses while continuing to benefit from the highly personalized service experience they have always enjoyed. On behalf of the entire Ladenburg Board and management team, I want to sincerely thank our employees and financial advisors for their tireless work and dedication.”

Milton Berlinski, Co-Founder and Managing Partner of Reverence Capital Partners, a leading financial services-focused private equity firm and majority equity owner of Advisor Group, said, “We are excited to work closely with this great management team as they combine the resources of Advisor Group and Ladenburg Thalmann to create one of the most robust platforms in the wealth management industry. The extraordinary collaboration across the Advisor Group and Ladenburg Thalmann teams to close the merger has only further validated our confidence in the future of this partnership.”

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About Advisor Group

Advisor Group, Inc. is the nation’s largest network of independent wealth management firms, serving approximately 11,300 financial professionals and overseeing over $450 billion in client assets. The firm is mission-driven to support the strategic role that advisors can play in the lives of their clients. Securities and investment advisory services are offered through its affiliated broker-dealers: FSC Securities Corporation; Royal Alliance Associates, Inc.; SagePoint Financial, Inc.; Woodbury Financial Services, Inc.; Securities America, Inc.; Triad Advisors, LLC.; Investacorp, Inc.; KMS Financial Services, Inc.; and Securities Service Network, LLC, members FINRA and SIPC, and Registered Investment Advisers. Cultivating a spirit of entrepreneurship and independence, Advisor Group champions the enduring value of financial professionals and is committed to being in their corner every step of the way. For more information visit https://www.advisorgroup.com.

About Reverence Capital Partners

Reverence Capital Partners is a private investment firm focused on thematic investing in leading global, middle-market Financial Services businesses through control and influence oriented investments in 5 sectors: (1) Depositories and Finance Companies, (2) Asset and Wealth Management, (3) Insurance, (4) Capital Markets and (5) Financial Technology/Payments. The firm was founded in 2013, by Milton Berlinski, Peter Aberg and Alex Chulack, after distinguished careers advising and investing in a broad array of financial services businesses. The Partners collectively bring over 90 years of advisory and investing experience across a wide range of financial services sectors. For more information visit www.reverencecapital.com.

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Media Inquiries

For Advisor Group:

Joseph Kuo / Chris Clemens

Haven Tower Group

424 317 4851 or 424 317 4854

jkuo@haventower.com or cclemens@haventower.com

For Reverence Capital:

Steve Lipin / Michael Flaherty

Gladstone Place Partners

212-230-5930

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